UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): June 16, 2005



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01 Entry into a Material Definitive Agreement.
____________________________________________________

     On June 16, 2005, the Compensation Committee (the "Committee") of the Board of Directors of NIKE, Inc. (the "Company") approved performance-based awards under the Company's Long-Term Incentive Plan to all executive officers of the Company on identical terms except for the target award amounts. The following table summarizes the terms of those awards for those officers who were "named executive officers" in the Company's proxy statement for its 2004 annual meeting of shareholders, or are expected to be "named executive officers" in the Company's proxy statement for its 2005 annual meeting of shareholders:

    C>

                     Performance
                  or Other Period
                    Until Maturation or
Name and Title           Payout (1)               Threshold ($)  Target ($)  Maximum ($)
______________           __________               _____________  __________  ___________

William D. Perez      Fiscal Years 2006 to 2008       0          600,000     900,000
  President and       Fiscal Years 2006 to 2007       0          600,000     900,000
  Chief Executive     Fiscal Year 2006                0          283,000     424,500
  Officer

Philip H. Knight            -                         -             -           -
  Chairman of the
  Board of
  Directors

Mark G. Parker       Fiscal Years 2006 to 2008        0          500,000     750,000
  President of
  The NIKE Brand

Charles D. Denson    Fiscal Years 2006 to 2008        0          500,000     750,000
  President of
  the NIKE Brand

Mindy F. Grossman    Fiscal Years 2006 to 2008        0          400,000     600,000
  Vice President
  of Global Apparel

Gary M. DeStefano    Fiscal Years 2006 to 2008        0          300,000     450,000
  President of
  USA Operations
_____________


     (1) The Committee established a series of performance targets based on revenues and earnings per share for each applicable performance period corresponding to award payouts ranging from 0% to 150% of the target awards. Under the terms of the awards, on August 15 of the last year of the applicable performance period participants will be issued a payout at the average of the percentage levels corresponding to the results for the two targets, subject to the Committee's discretion to reduce or eliminate any award based on Company or individual performance. A portion of the payout equal to the required tax withholding will be payable in cash and used to satisfy the withholding. The balance of the payout will be payable at the election of the participant in either (a) cash, (b) shares of Class B Common Stock of the Company valued at the closing price of the Class B Common Stock on the New York Stock Exchange on the payout date, or (c) a mix of cash and shares. The cash and shares will be 100% vested at that time. The awards to Mr. Perez were required pursuant to the terms of Mr. Perez's employment agreement with the Company, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated November 18, 2004.

     The form of long-term incentive award agreement for the awards is filed under Item 9.01 of this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of
___________________________________________________________________
Directors; Appointment of Principal Officers.
____________________________________________

(b) On June 16, 2005, Delbert J. Hayes, a director of the Company, notified the Company of his decision not to stand for re-election as a director at the Company's 2005 annual meeting of shareholders. His decision is not the result of any disagreement with the Company or its management.

Item 9.01 Financial Statements and Exhibits.
___________________________________________

(c) Exhibits

     10.1 Form of Long-Term Incentive Award Agreement under the Long-Term Incentive Plan.

     10.2 Form of Restricted Stock Bonus Agreement under the 1990 Stock Incentive Plan.

     10.3 Form of Non-Statutory Stock Option Agreement for options granted to non-employee directors under the 1990 Stock Incentive Plan.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NIKE, INC.
                                   (Registrant)


Date: June 20, 2005                 By: _________________________________
                                        Donald W. Blair
                                        Chief Financial Officer